Exhibit 99.1

Sigma Labs Reports Third Quarter 2020 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

SANTA FE, NM – October 22, 2020 - Sigma Labs, Inc. (NASDAQ:SGLB) (“Sigma Labs”), a leading developer of quality assurance software for the commercial 3D metal printing industry, reported its financial and operational results for the third quarter ended September 30, 2020.

Key Third Quarter 2020 and Subsequent Operational Highlights

●         Appointed Steve Immel to the position of Senior Director Business Development, North America;

o	Responsible for engaging with 3D printer OEMS, additive manufacturers, academic institutions and research organizations to propel Sigma Labs PrintRite3D® in-process quality assurance solutions into production applications; and
o	Veteran of the 3D printing industry having fulfilled leadership roles at 3D Systems, Materialise and Jabil Additive.

●         Extended OEM Agreement and completed certification process designating Additive Industries’ MetalFAB1 printers PrintRite3D® Ready:

o	Will begin selling PrintRite3D® Melt-Pool Monitoring solution to new and existing users of MetalFAB1 3D printers; and
o	Reduced post-processing costs, less material waste, and faster part qualification for end users.

●         Awarded contract by Major Oil and Gas Services Company:

o	To begin production deployment of PrintRite3D® in-process quality assurance software, following a successful Rapid Test and Evaluation (RTE) program; and
o	Extensive evaluation process involved running PrintRite3D® on an EOS single laser machine and an SLM dual laser machine.

●         Awarded Contract From Coherent (NASDAQ: COHR) for New PrintRite3D Lite In-Process Quality Assurance System:

o	Launched its newest product, the PrintRite3D Lite In-Process Quality Assurance (IPQA) system;
o	The PrintRite3D Lite IPQA® system was designed and developed specifically to fulfill the need for melt pool quality monitoring for the small, compact, entry level machines being used in academia, R&D, dental, and industrial small lot production; and
o	PrintRite3D Lite will be available for OEM licensing as well as third party retrofit installations.

●         Announced Strategic Alliance with IN4.OS for Factories of the Future:

o	Partnered with IN4.OS to build Smart Factories of the Future to meet the demands of high technology sectors including defense, space, aerospace and life sciences;
o	Provides flexibility in the manufacturing process to build custom mission critical parts on demand, with unprecedented complexity in times of shortages; and

o	IN4.OS will be utilizing DMG MORI’s LASERTEC line of 3D metal printers, which have been designated as PrintRite3D® Ready.

●         Expanded market opportunity and announced PrintRite3D for Directed Energy Deposition (DED) additive processes:

o	New partnership with Northwestern University expands in-process quality assurance technology across a broad array of 3D printing processes;
o	DED has been successfully applied in various industries, including aerospace, oil & gas, defense, marine and architecture; and
o	Currently engaged with additional commercial DED machine OEM partners to expand beta testing program.

Management Commentary

“The third quarter of 2020 was about execution and laying the foundation for a successful 2021 and we are very pleased to have made significant progress in each of the strategic initiatives that we established at the beginning of the year,” said Mark K. Ruport, President and Chief Executive Officer of Sigma Labs. “On the financial front, our balance sheet expanded during the third quarter by $3.5 million from the exercise of preferred warrants from our January 2020 private placement of convertible preferred stock and warrants. This, paired with a continued reduction in cash burn, has better positioned Sigma to weather any macro-economic storms that may arise over the coming months and extends our cash runway well into 2021.

“During the third quarter of 2020, we announced a contract with a major oil and gas services company, following a successful Rapid Test and Evaluation (RTE) program. The conversion from our RTE program to beginning production deployment is a testament to the traction our enabling technology is garnering in the additive manufacturing industry. This followed last quarter’s contract with Mitsubishi Heavy Industries, a global leader in engineering and manufacturing to implement PrintRite3D. These large global manufacturers adopting PrintRite3D as their quality assurance system of choice continues to validate Sigma’s technology and the need for a third party, standards-based system that can operate in a heterogeneous 3D printer environment.

“The strategic nature of our agreements with Additive Industries and Coherent combined with our partnership with DMG MORI cannot be overstated. Each provides leverage to our business model, increases our global reach, expands our footprint in the industry and adds more validation to our technology.

“We also expanded our addressable market opportunity with Printrite3D Lite and PrintRite3D DED. We are excited to have Coherent as our initial customer for PrintRite3D Lite and to work with Northwestern University, our initial customer for PrintRite3D DED. Each market offers significant opportunities for revenue growth while extending our IPQA technology across different processes on the manufacturing floor,” continued Ruport.

“As we look into 2021, Sigma Labs will remain laser-focused on building leverage into our business model and expanding our reach and footprint in the industry. Our priorities are: driving multi-unit sales of PrintRite3D Production Series by end users that have validated our technology through the @Sigma RTE program; forming new strategic alliances and OEM contracts with both additive manufacturing hardware and software companies that provide sales leverage and market validation; and continued success with R&D organizations and universities. We look forward to sharing more on our developing story at upcoming investor conferences and virtual roadshows in the fourth quarter of 2020,” concluded Ruport.

Third Quarter 2020 Financial Results

Revenue for the third quarter of 2020 totaled $0.25 million. This compares to revenues of $0.17 million for the third quarter of 2019. The increase in revenue was due to increased PrintRite3D® unit sales, including the first sale of a PrintRite3D Lite® unit during the quarter.

Gross profit for the third quarter of 2020 was $0.15 million as compared to negative $8 thousand in the third quarter of 2019.

Total operating expenses for the third quarter of 2020 were $1.4 million as compared to total operating expenses of $1.6 million for the same period in 2019.

Cash used in operating activities for the three months ended September 30, 2020 totaled $1.2 million compared to $1.8 million in the third quarter of 2019, a decrease of $0.6 million. Cash used in operating activities for the nine months ended September 30, 2020 totaled $3.7 million compared to $4.5 million for the first nine months of 2019. The decrease in year-to-date cash used in 2020 versus 2019 was driven primarily by a $967,161 decrease in net loss.

Net loss for the third quarter of 2020 was $1.2 million, or $(0.42) per share, as compared to a net loss of $1.6 million, or $(1.20) per share, in the third quarter of 2019.

Cash totaled $4.5 million at September 30, 2020, as compared to $2.5 million at June 30, 2020 and $1.1 million at September 30, 2019. The increase in cash during the period was a result of warrant exercises from our January 2020 private placement of convertible preferred stock and warrants.

Third Quarter 2020 Results Conference Call

Sigma Labs President and CEO Mark Ruport and CFO Frank Orzechowski will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, October 22, 2020
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-9039
International dial-in number:	1-201-689-8470
Conference ID:	13711743

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=141888 and via the investor relations section of the Company’s website at www.sigmalabsinc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through November 5, 2020.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13711743

About Sigma Labs

Sigma Labs Inc. (NASDAQ: SGLB) is a leading provider of quality assurance software to the commercial 3D metal printing industry under the PrintRite3D® brand. Sigma specializes in the development and commercialization of real-time monitoring solutions known as PrintRite3D® for 3D metal advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process and informs the production manager of quality issues. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of 3D metal printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, but not limited to, the uncertain effect of the COVID-19 pandemic on the Sigma Labs’ business, results of operations and financial condition, which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on March 24, 2020 and which may be viewed at www.sec.gov.

Investor Contact:

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745

investors@sigmalabsinc.com

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30, 2020	December 31, 2019

ASSETS
Current Assets:
Cash	$4,510,548	$86,919
Accounts Receivable, net	485,067	55,540
Inventory	574,540	598,718
Prepaid Assets	144,058	199,727
Total Current Assets	5,714,212	940,904

Other Assets:
Property and Equipment, net	154,204	128,723
Intangible Assets, net	707,663	569,341
Investment in Joint Venture	-	500
Long-Term Prepaid Asset	52,000	52,000
Total Other Assets	913,867	750,564

TOTAL ASSETS	$6,628,079	$1,691,468

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$182,123	$727,114
Notes Payable	-	50,000
Deferred Revenue	92,841	139,447
Accrued Expenses	230,680	122,658
Total Current Liabilities	505,644	1,039,219

Long-Term Liabilities:
CARES Act Deferred Payroll Tax Liability	53,545	-
Total Long-Term Liabilities	53,545	-

TOTAL LIABILITIES	559,189	1,039,219

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; 583 and 0 issued and outstanding, respectively	1	-
Common Stock, $0.001 par; 12,000,000 shares authorized; 5,833,245 and 1,403,759 issued and outstanding, respectively	5,833	1,404
Additional Paid-In Capital	37,614,357	26,746,439
Accumulated Deficit	(31,551,301)	(26,095,594)
Total Stockholders’ Equity	6,068,890	652,249

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,628,079	$1,691,468

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

REVENUES	$248,526	$171,003	$637,944	$269,035

COST OF REVENUE	97,785	178,760	400,172	335,939

GROSS PROFIT (LOSS)	150,741	(7,757)	237,772	(66,904)

OPERATING EXPENSES:
Salaries & Benefits	657,889	644,800	1,915,381	1,738,716
Stock-Based Compensation	58,219	79,202	483,208	403,768
Operating R&D Costs	79,673	212,230	245,008	476,346
Investor & Public Relations	272,964	269,130	682,518	734,237
Legal & Professional Service Fees	100,144	116,221	530,660	519,710
Office Expenses	84,357	186,430	310,947	536,608
Depreciation & Amortization	50,167	52,636	86,150	150,222
Other Operating Expenses	59,100	40,265	194,836	117,470
Total Operating Expenses	1,362,513	1,600,914	4,448,708	4,677,077

LOSS FROM OPERATIONS	(1,211,772)	(1,608,671)	(4,210,936)	(4,743,981)

OTHER INCOME (EXPENSE)
Interest Income	77	4,812	959	17,610
State Incentives	-	-	151,657	51,877
Exchange Rate Gain (Loss)	(252)	(549)	(1,674)	(3,259)
Interest Expense	(6,066)	(2,149)	(12,741)	(6,407)
Loss on Dissolution of Joint Venture	-	-	(201)	-
Other Income	-	5,763	361,700	5,763
Total Other Income (Expense)	(6,241)	7,877	499,700	65,584

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,218,013)	(1,600,794)	(3,711,236)	(4,678,397)

Provision for income Taxes	-	-	-	-

Net Loss	$(1,218,013)	$(1,600,794)	$(3,711,236)	$(4,678,397)

Preferred Dividends	(737,344)	-	(1,744,471)	-

Net Loss Applicable to Common Stockholders	$(1,955,357)	$(1,600,794)	$(5,455,707)	$(4,678,397)

Net Loss per Common Share – Basic and Diluted	$(0.42)	$(1.20)	$(1.74)	$(4.30)

Weighted Average Number of Shares Outstanding – Basic and Diluted	4,675,749	1,285,160	3,137,459	1,099,627

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
OPERATING ACTIVITIES
Net Loss	$(3,711,236)	$(4,678,397)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	86,150	150,222
Stock Based Compensation	483,208	403,768
Securities Issued for Third Party Services	113,843	17,110
Securities Issued to Directors for Services	131,150	225,000

Change in assets and liabilities:
Accounts Receivable	(429,527)	(42,403)
Interest Receivable	-	1,391
Inventory	24,178	(472,501)
Prepaid Assets	55,669	(179,191)
Accounts Payable	(544,991)	205,571
Deferred Revenue	(46,606)	48,345
Accrued Expenses	108,022	(177,494)
NET CASH USED IN OPERATING ACTIVITIES	(3,730,140)	(4,498,579)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(88,074)	(33,487)
Purchase of Intangible Assets	(161,878)	(157,922)
Payment Received from Notes Receivable	-	120,522
Dissolution of Joint Venture	500	-
NET CASH USED IN INVESTING ACTIVITIES	(249,452)	(70,887)

FINANCING ACTIVITIES
Gross Proceeds from Public and Private Issuances of Securities	3,600,000	4,981,220
Less Offering Costs	(820,224)	(655,954)
Payment of Note Payable	(50,000)	-
Proceeds from Exercise of Warrants	5,619,900	75,848
Deferral of Payroll Taxes under the CARES Act	53,545	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,403,221	4,401,114

NET CHANGE IN CASH FOR PERIOD	4,423,629	(168,352)

CASH AT BEGINNING OF PERIOD	86,919	1,279,782

CASH AT END OF PERIOD	$4,510,548	$1,111,430

Supplemental Disclosures:
Noncash investing and financing activities disclosure:

Issuance of Common Shares for Conversion of Preferred Shares and Preferred Dividends	$7,460,121	$-
Issuance of Securities for Services	$244,993	$245,111
Disclosure of cash paid for:
Interest	$12,741	$2,514
Income Taxes	$-	$-